UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2026, ExlService Holdings, Inc. (the “Company”) entered into a Revolving Credit and Term Loan Credit Agreement (the “Credit Agreement”) among the Company, as borrower, the guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent, swingline loan lender and issuing bank. PNC Capital Markets LLC, Bank of America, N.A., JPMorgan Chase Bank, N.A. and TD Bank, N.A. served as joint lead arrangers and joint bookrunners. Bank of America, N.A., JPMorgan Chase Bank, N.A. and TD Bank, N.A. served as syndication agents, and Santander Bank, N.A. and Wells Fargo Bank, N.A. served as co-documentation agents.

The Credit Agreement provides for (i) a $600,000,000 revolving credit facility (the “Revolving Credit Facility”), including a $50,000,000 swingline loan subfacility and a $20,000,000 letter of credit subfacility, and (ii) a $400,000,000 term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). Each of the Revolving Credit Facility and the Term Loan Facility matures on August 18, 2031 (subject to any right to extend the Credit Facilities as provided in the Credit Agreement). The Credit Agreement also includes an incremental facility permitting the Company to increase the aggregate revolving commitments and/or obtain incremental term loans, subject to certain conditions, in an aggregate amount not to exceed the sum of (A)(1) to the greater of (i) $470,000,000 and (ii) 100% of the Company’s EBITDA, minus (2) prior increases in such commitments, plus (B) an additional amount so long as the Company’s pro forma Total Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 3.25 to 1.00.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at (a) Term SOFR plus an applicable margin ranging from 1.00% to 1.75% per annum, (b) Daily Simple SOFR plus an applicable margin ranging from 1.00% to 1.75% per annum, or (c) the Alternate Base Rate plus an applicable margin ranging from 0.00% to 0.75% per annum. The applicable margin in each case shall be determined by the Company’s Total Net Leverage Ratio. The Company shall also pay a commitment fee on the unused portion of the Revolving Credit Facility at a rate ranging from 0.125% to 0.25% per annum, which shall be determined by the Company’s Total Net Leverage Ratio.

The Term Loan Facility amortizes in quarterly installments of $2,500,000 per quarter from September 30, 2026 through June 30, 2028, and $5,000,000 per quarter from September 30, 2028 through June 30, 2031, with the remaining balance due at maturity.

The obligations under the Credit Agreement are guaranteed by the Company’s wholly-owned material domestic subsidiaries and are secured by liens on substantially all of the assets of the Company and the guarantors and pledges of the equity interests in certain subsidiaries, in each case subject to certain exceptions and exclusions.

The Credit Agreement contains customary affirmative and negative covenants, including financial covenants requiring the Company to maintain (i) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3.00 to 1.00 and (ii) a maximum Total Net Leverage Ratio of not greater than 3.50 to 1.00, in each case determined as of the last day of each fiscal quarter for the four consecutive fiscal quarter period then ended. The maximum Total Net Leverage Ratio may be increased to 4.00 to 1.00 for a period of four consecutive fiscal quarters in connection with certain qualifying material acquisitions. The Credit Agreement also contains customary events of default.

Among other things, the proceeds of the Credit Facilities were used to repay and terminate in full all outstanding obligations under the Existing Credit Agreement (as defined below), and will be used to finance working capital, general corporate purposes, permitted acquisitions and share buybacks.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described under Item 1.01 above, on August 18, 2026, the Company terminated its Amended and Restated Credit Agreement, dated as of April 18, 2022 (as amended from time to time, the “Citibank Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent. The Citibank Credit Agreement provided for a $500,000,000 revolving credit facility and a $100,000,000 term loan facility. No early termination penalties or prepayment fees were paid in connection with such termination. The Company repaid all outstanding obligations in an aggregate principal amount of approximately $532,678,050 under the Citibank Credit Agreement using proceeds of the Credit Facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 18, 2026, the Company issued a press release announcing the entry into the Credit Agreement and the termination of the Citibank Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Number	Description
10.1	Revolving Credit and Term Loan Credit Agreement, dated as of August 18, 2026, among ExlService Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent, swingline loan lender and issuing bank.
99.1	Press Release, dated August 18, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: August 18, 2026	By:	/s/ MAURIZIO NICOLELLI
	Name:	Maurizio Nicolelli
	Title:	Chief Financial Officer